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                                                                    Exhibit 10.1

                   FOURTH AMENDMENT AND FORBEARANCE AGREEMENT
                   ------------------------------------------

        This FOURTH AMENDMENT AND FORBEARANCE AGREEMENT (this "Amendment"), dated as of August 13, 2002, is by and among BGF Industries, Inc., a Delaware corporation (the "Borrower") and those Domestic Subsidiaries of the Borrower as may from time to time become a party hereto (collectively, the "Guarantors"), certain financial institutions as may from time to time become parties to this Amendment, as lenders, (each a "Lender" and collectively, the "Lenders") and WACHOVIA BANK, NATIONAL ASSOCIATION (formerly First Union National Bank), as agent for the Lenders (in such capacity, the "Agent").

                                    RECITALS
                                    --------

     A. The Borrower, the Guarantors, the Agent and the Lenders are parties to that certain Credit Agreement dated as of September 30, 1998 (as from time to time amended, restated, replaced, supplemented or otherwise modified and in effect on or before the date hereof, the "Existing Credit Agreement"), pursuant to which the Agent and Lenders have made loans, advances and other extensions of credit to the Borrower.

     B. The Borrower has informed the Agent and the Lenders that Events of Default have occurred and are continuing under the Existing Credit Agreement as a result of, among other things, (i) the Borrower's failure to comply with the covenants set forth in Sections 5.1(b), 5.9(c) and 5.9(e) of the Existing Credit Agreement for the fiscal quarter ending June 30, 2002, (ii) the Borrower's execution of that certain Tax Allocation Agreement dated as of October 26, 2000 to the extent it violates Section 6.7, (iii) the Borrower's practice of purchasing raw material from Advanced Glassfiber Yarns LLC to the extent it violates Section 6.7, (iv) the Borrower's inability to make the representations set forth in Section 3.10 with respect to its Altavista, Virginia facility and
(v) the Borrower's inability to make the representations and warranties set forth in the representations and warranties set forth in Sections 3.1, 3.2, 3.5 and 3.17 of the Existing Credit Agreement (collectively, the "Acknowledged Events of Default").

     C. The Borrower has requested that the Agent and the Lenders forbear from exercising certain of its rights and remedies arising from the Acknowledged Events of Default. The Agent and Lenders have agreed to do so, but only upon the terms and conditions set forth herein.

     D. This Amendment shall constitute a Credit Document and these Recitals shall be construed as part of this Amendment.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:


                                     PART I
                                   DEFINITIONS

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     Subpart 1.1 Certain Definitions. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein shall have the respective meanings given to them or incorporated by reference into the Amended Credit Agreement (as defined below). The following terms used in this Amendment, including its preamble and recitals, have the following meanings:

          "Amended Credit Agreement" means the Existing Credit Agreement as amended hereby.

          "Forbearance Termination Event" has meaning given in Subpart 2.3 hereof.

          "Fourth Amendment Effective Date" has meaning given in Subpart 4.1 hereof.

          "Exit Fee" has the meaning give in Subpart 5.7 hereof.

          "Retained Rights" has the meaning given in Subpart 2.4 hereof.

                                     PART II
                                   FORBEARANCE

     Subpart 2.1 Reaffirmation of Existing Debt. The Borrower acknowledges and confirms (a) that, without giving effect to the pay down on the Loans required by Part IV hereof or the conversion of Revolving Loans to Term Loans pursuant to the terms of this Amendment, the outstanding unpaid principal balance of the Loans and LOC Obligations as of August 12, 2002 is $26,300,000, (b) that the Agent has a valid and enforceable first priority perfected security interest in the Collateral for the benefit of the Lenders, subject only to Permitted Liens,
(c) that the Borrower's obligation to repay the outstanding principal amount of the Credit Party Obligations is unconditional and not subject to any offsets, defenses or counterclaims and (d) that the Lenders and the Agent have performed fully all of their respective obligations under the Amended Credit Agreement and the other Credit Documents as of the Fourth Amendment Effective Date.

     Subpart 2.2 Forbearance. Subject to the terms and conditions set forth herein, the Agent and the Lenders agree that they shall, until the occurrence of a Forbearance Termination Event, forbear from exercising their rights and remedies (excluding the Retained Rights) arising solely from the existence of the Acknowledged Events of Default.

     Subpart 2.3 Forbearance Termination Events. Nothing set forth herein or contemplated hereby is intended to constitute an agreement by the Agent or the Lenders to forbear the exercise of any of their rights and remedies available to them under the Amended Credit Agreement and the other Credit Documents (all of which rights and remedies are hereby expressly reserved by the Agent and Lenders) upon and after the occurrence of a Forbearance Termination Event. A "Forbearance Termination Event" shall exist upon the occurrence of any of the following: (i) any Event of Default under the Amended Credit Agreement or any other Credit Documents other than the Acknowledged Events of Default; (ii) any breach of this

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Amendment by the Borrower or any Guarantor (after giving effect to any applicable grace period); and (iii) March 31, 2003.

     Subpart 2.4 Retained Rights. Notwithstanding Subpart 2.2 hereof, the Agent and the Lenders specifically reserve the right to (a) apply the Default Rate of interest as provided in Section 2.9 in the Credit Agreement as a result of any Defaults or Events of Default, including the Acknowledged Events of Default, and
(b) sell or assign all or any part of its rights and obligations under the Amended Credit Agreement to one or more Eligible Assignees without the consent of the Borrower (collectively, the "Retained Rights").

                                    PART III
                     AMENDMENTS TO EXISTING CREDIT AGREEMENT

     Effective on the Fourth Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part III. Except as so amended, the Existing Credit Agreement shall continue in full force and effect.

     Subpart 3.1 Amended and Restated Definitions. The following definitions set forth in Section 1.1 of the Existing Credit Agreement are hereby amended and restated in their entirety to read as follows:

          "Applicable Percentage" shall mean, for any day, the rate per annum set forth below opposite the applicable Level then in effect, it being understood that the Applicable Percentage for (i) Loans which are Alternate Base Rate Loans shall be the percentage set forth under the column "Alternate Base Rate Margin", (ii) Loans which are LIBOR Rate Loans shall be the percentage set forth under the column "LIBOR Rate Margin and Letter of Credit Fee", (iii) the Commitment Fee shall be the percentage set forth under the column "Commitment Fee" and (iv) the Letter of Credit Fee shall be the percentage set forth under the column "LIBOR Rate Margin and Letter of Credit Fee":

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     ------- --------------- ------------ ---------------- -----------------


                                          LIBOR Rate
                             Alternate    Margin
             Leverage        Base Rate    and Letter of    Commitment
     Level    Ratio          Margin       Credit Fee       Fee

     ------- --------------- ------------ ---------------- -----------------
     I       **** 4.5 to 1.0 2.00%        3.25%            0.50%
     ------- --------------- ------------ ---------------- -----------------
     II      **** 4.0 to 1.0 1.75%        3.00%            0.50%
             but * 4.5  to
             1.0
     ------- --------------- ------------ ---------------- -----------------
     III     **** 3.5 to 1.0 1.50%        2.75%            0.50%
             but * 4.0  to
             1.0
     ------- --------------- ------------ ---------------- -----------------
     IV      * 3.5 to 1.0    1.25%        2.50%            0.375%
     ------- --------------- ------------ ---------------- -----------------

* less than
****greater than or equal to

          The Applicable Percentage shall, in each case, be determined and adjusted quarterly on the date five (5) Business Days after the date on which the Agent has received from the Borrower the quarterly financial information and certifications required to be delivered to the Agent and the Lenders in accordance with the provisions of Sections 5.1(b) and 5.2(b) (each an "Interest Determination Date"). Such Applicable Percentage shall be effective from such Interest Determination Date until the next such Interest Determination Date. The initial Applicable Percentages on the Third Amendment Effective Date shall be based on Level I. Subsequent to the Third Amendment Effective Date, the Applicable Percentages shall not be less than the interest rates for Level I until the first Interest Determination Date occurring after March 31, 2003. After the Third Amendment Effective Date, if the Borrower shall fail to provide the quarterly financial information and certifications in accordance with the provisions of Sections 5.1(b) and 5.2(b), the Applicable Percentages for such Interest Determination Date shall, on the date five (5) Business Days after the date by which the Borrower was so required to provide such financial information and certifications to the Agent and the Lenders, be based on Level I until such time as such information and certifications are provided, whereupon the Level shall be determined by the then current Leverage Ratio.

          "Asset Disposition" shall mean the disposition of any or all of the assets (including, without limitation, the Capital Stock of a Subsidiary or any ownership interest in a joint venture) of the Borrower, any Subsidiary, or BGF Services whether by sale, lease, transfer or otherwise. The term "Asset Disposition" (i) shall include any "Asset Sale" under the Subordinated Debt Documentation and (ii) shall not in any event include (a) Specified Sales, (b) the sale, lease or transfer of assets permitted by
     Section 6.5(a)(iii) hereof, or (c) any Debt Issuance or Equity Issuance.

          "Borrowing Base Certificate" means a borrowing base certificate substantially in the form of Exhibit A to the Fourth Amendment.

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          "Credit Documents" shall mean this Agreement, each of the Notes, any
     Joinder Agreement, the Letters of Credit, the LOC Documents, the Environmental Indemnity Agreement, the Fourth Amendment, the GHC Guaranty, the BGF Services Guaranty and the Security Documents, each as from time to time amended, restated, replaced, supplemented or otherwise modified.

          "Eligible Accounts Receivable" means the Accounts that the Agent in the exercise of its reasonable commercial discretion determines to be Eligible Accounts Receivable. Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Accounts Receivable shall not, unless the Agent in its sole discretion elects, include any
     Account:

               (a) with respect to which more than 90 days have elapsed since the date of the original invoice therefor or which is more than 60 days past due;

               (b) with respect to which Account (or any other Account due from such Account Debtor), in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason on two or more occasions, provided there is not a dispute, quality control issue or any other reason that would otherwise make such Account ineligible;

               (c) which represents a progress billing (as hereinafter defined) or as to which any Borrower has extended the time for payment beyond 60 days without the consent of the Agent; for the purposes hereof, "progress billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon a Borrower's completion of any further performance under the contract or agreement;

               (d) with respect to which any one or more of the following events has occurred, and is continuing, to the Account Debtor on such
          Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a "custodian," as defined in the Federal Bankruptcy Code; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the

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          Account Debtor; the sale, assignment, or transfer of all or substantially all of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

               (e) if fifty percent (50%) or more of the aggregate Dollar amount of outstanding Accounts owed at such time by the Account Debtor thereon is classified as ineligible under clause (a) above;

               (f) owed by an Account Debtor which: (i) does not maintain an office in the United States of America or Canada; or (ii) is not organized under the laws of the United States of America or Canada or any state or province thereof; or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof; except to the extent that such Account is secured or payable by a letter of credit or has credit insurance, in each case satisfactory to the Agent in its discretion;

               (g) owed by an Account Debtor which is an Affiliate or employee of any Borrower;

               (h) except as provided in clause (j) below, with respect to which either the perfection, enforceability, or validity of the Agent's Lien in such Account, or the Agent's right or ability to obtain direct payment to the Agent of the proceeds of such Account, is governed by any federal, state, or local statutory requirements other than those of the UCC;

               (i) owed by an Account Debtor to which any Borrower or any of its Subsidiaries is indebted in any way, or which is subject to any right of setoff or recoupment by the Account Debtor, unless the Account Debtor has entered into an agreement acceptable to the Agent to waive setoff rights; or if the Account Debtor thereon has disputed liability or made any claim with respect to such Account or any other Account due from such Account Debtor; but in each such case the aggregate amount of Eligible Accounts owed by such Account Debtor shall be reduced only to the extent of such indebtedness, setoff, recoupment, dispute, or claim;

               (j) owed by the government of the United States of America, or any department, agency, public corporation, or other instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. ss. 3727 et seq.), and any other steps necessary to perfect the Agent's Lien therein, have been complied with to the Agent's satisfaction with respect to such Account;

               (k) owed by any state, municipality, or other political subdivision of the United States of America, or any department, agency, public corporation, or other instrumentality thereof and as to which the Agent determines that its Lien therein is not or cannot be perfected;

                           (l) which represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

                           (m) which is evidenced by a promissory note or other instrument or by chattel paper, unless such note, instrument or chattel paper is delivered and assigned to the Agent in a manner acceptable to the Agent;

                           (n) if the Agent believes, in the exercise of its reasonable judgment, that the prospect of collection of such Account is impaired or that the Account may not be paid by reason of the Account Debtor's financial inability to pay;

                           (o) with respect to which the Account Debtor is
                  located in any State requiring the filing of a Notice of Business Activities Report or similar report in order to permit any Borrower to seek judicial enforcement in such State of payment of such Account, unless such Borrower has qualified to do business in such State or has filed a Notice of Business Activities Report or equivalent report for the then current year or could file such report upon the need to seek judicial enforcement in such State of payment of such Account without any material penalties or loss of rights for failing to have filed such report prior to such time;

                           (p) which arises out of a sale not made in the ordinary course of the Borrower's business;

                           (q) with respect to which the goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by any Borrower, and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services;

                           (r) which arises out of an enforceable contract or order which, by its terms, forbids, restricts or makes void or unenforceable the granting of a Lien by the applicable Borrower to the Agent with respect to such Account; or

                           (s) which is not subject to a first priority and perfected security interest in favor of the Agent for the benefit of the Lenders.

                  If any Account at any time ceases to be an Eligible Account Receivable, then such Account shall promptly be excluded from the calculation of Eligible Accounts Receivable.

                  "Eligible Inventory" means (i) the aggregate gross amount of the Borrower's Inventory (other than "work-in-process"), valued at the lower of cost (on a FIFO basis) or market, which (A) is owned solely by the Borrower and with respect to which the

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         Borrower has good, valid and marketable title, (B) is subject to a valid, enforceable and first priority Lien in favor of Agent except for normal and customary warehouseman, filler, packer and processor charges; (C) is located in the United States; (D) is not obsolete or slow moving and for which a markdown reserve has not been made, and which otherwise conforms to the warranties contained herein; and (E) is not subject to a documentary letter of credit, less (ii) the aggregate gross amount, without duplication, of (a) Inventory (valued as set forth in clause (i)) consisting of manufacturing supplies (other than raw materials) or shipping supplies, (b) Inventory (valued as set forth in clause (i)) in excess of the aggregate gross amount of sales over the immediately preceding 12 calendar months; (c) 50% of the aggregate amount of Inventory held longer than one year and (d) 100% of all Inventory held longer than two years.

                  "Guarantors" shall mean, collectively, the Domestic Subsidiaries identified as a "Guarantor" on the signature pages hereto, BGF Services, Glass Holdings and the Additional Credit Parties that execute a Joinder Agreement, together with their successors and permitted assigns, and "Guarantor" shall mean any one of the Guarantors.

                  "Interest Payment Date" shall mean (a) as to any Alternate Base Rate Loan or Swingline Loan, the last day of each calendar month and on the applicable Maturity Date, (b) as to any LIBOR Rate Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any LIBOR Rate Loan having an Interest Period longer than three months, each day which is three months after the first day of such Interest Period and the last day of such Interest Period.

                  "Maturity Date" shall mean (i) with respect to any Term Loan, January 31, 2003 and (ii) with respect to the Revolving Loans or any Swingline Loan, the Revolving Commitment Termination Date.

                  "Permitted Investments" shall mean:

                  (i)      cash and Cash Equivalents;

                  (ii) receivables owing to the Borrower or any of its Subsidiaries or any receivables and advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

                  (iii)    investments in and loans to any Credit Parties;

                  (iv) loans and advances to officers, directors, employees and Affiliates in an aggregate amount not to exceed $1,500,000, to the extent made on or before June 30, 2002.

                  (v) investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent

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         obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                  (vi) investments, acquisitions or transactions permitted under Section 6.5(b);

                   (vii) investments consisting of consigned inventory in an aggregate amount not to exceed $5,000,000 at any time outstanding;

                  (viii) that certain loan to Glass Holdings evidenced by a certain promissory note (the "Glass Holdings Note") dated the Closing Date in a principal amount of $135,043,844.62 executed by Glass Holdings in favor of the Borrower;

                  (ix) investments in Foreign Subsidiaries and Glass Holdings in an aggregate amount not to exceed $5,000,000 at any time;

                  (x) additional loan advances and/or investments of a nature not contemplated by the foregoing clauses hereof to the extent made on or before June 30, 2002, provided that such loans, advances and/or investments made pursuant to this clause (x) together with investments permitted pursuant to clause (ix) shall not exceed an aggregate amount of $10,000,000 at any time; and

                  (xi) investments in non-cash consideration to the extent permitted by Section 6.5(iv).

                  As used herein, "investment" means all investments, in cash or by delivery of property made, directly or indirectly in, to or from any Person, whether by acquisition of shares of Capital Stock, property, assets, indebtedness or other obligations or securities or by loan advance, capital contribution or otherwise.

                  "Permitted Liens" shall mean:

                           (i) Liens created by or otherwise existing, under or in connection with this Agreement or the other Credit Documents in favor of the Agent, the Issuing Bank, the Swingline Lender and the other Lenders;

                           (ii) Liens in favor of a Lender hereunder in connection with Hedging Agreements, but only (A) to the extent such Liens secure obligations under Hedging Agreements with any Lender, or any Affiliate of a Lender, (B) to the extent such Liens are on the same collateral as to which the Agent on behalf of the Lenders also has a Lien and (C) if such provider and the Lenders shall share pari passu in the collateral subject to such Liens;

                           (iii) purchase money Liens securing purchase money
                  indebtedness and Liens arising under Capital Leases (and refinancings thereof) to the extent permitted under Section 6.1(c);

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                           (iv)   Liens for taxes, assessments, charges or other
                  governmental levies not yet due or as to which the period of grace (not to exceed 60 days), if any, related thereto has not expired or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Subsidiaries with significant operations outside of the United States of America, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

                           (v) carriers', warehousemen's, mechanics', materialmen's, repairmen's, contractors', subcontractors' or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                           (vi) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

                           (vii) deposits to secure the performance of bids, trade contracts, (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                           (viii) statutory Liens of landlords and Liens of
                  carriers, warehousemen, mechanics, materialmen and suppliers (including sellers of goods) and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

                           (ix) Liens in connection with attachments or judgments (including judgment or appeal bonds) provided that the judgments secured shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay;

                           (x) (a) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and other restrictions, charges or encumbrances (whether or not recorded) affecting the use of property, which do not materially detract from the value of such property or impair the use thereof and (b)

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                  any other Lien or exception to coverage described in mortgagee policies of title insurance issued in favor of and accepted by the Agent with respect to the Mortgaged Properties;

                           (xi) leases or subleases granted to others not interfering in any material respect with the business of any Credit Party;

                           (xii) any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Agreement;

                           (xiii) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 6.6;

                           (xiv) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

                           (xv) Liens securing Indebtedness not to exceed $100,000;

                           (xvi) Liens existing as of the Closing Date and set forth on Schedule 1.1(c); provided that (a) no such Lien shall at any time be extended to or cover any property other than the property subject thereto on the Closing Date and (b) the principal amount of the Indebtedness secured by such Liens shall not be extended, renewed, refunded or refinanced;

                           (xvii)  Liens against Glass Holdings' or the
                  Borrower's interest in such Person's income tax refund for fiscal year 2002; and

                           (xviii) any extension, renewal or replacement (or
                  successive extensions, renewals or replacements) , in whole or in part, of any Lien referred to in the foregoing clauses; provided that such extension, renewal or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property).

                  "Security Documents" shall mean the Security Agreement, the Pledge Agreement, the GHC Pledge Agreements, any Mortgage Instrument in favor of the Agent for the benefit of the Lenders and such other documents executed and delivered in connection with the attachment and perfection of the Agent's security interests and liens arising thereunder, including, without limitation, UCC financing statements and patent and trademark filings.

         Subpart 3.2 References to First Union National Bank. All references to "First Union National Bank" contained in the Credit Documents shall be deemed to refer to "Wachovia Bank, National Association and its successors and assigns".

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         Subpart 3.3   New  Definitions.  The following  definitions are added
to Section 1.1 of the Existing Credit Agreement in the appropriate alphabetical order:

                  "Account Debtor" means each Person obligated in any way on or in connection with an Account.

                  "Aggregate Committed Amount" means the amount in Dollars from time to time equal to the sum of (i) the Revolving Committed Amount, and (ii) the Term Committed Amount.

                  "BGF Services" means BGF Services, Inc., a Delaware corporation.

                  "BGF Services Guaranty" means that certain unconditional and unlimited guaranty agreement dated as of August 13, 2002 executed by BGF Services in favor of the Agent for the benefit of the Lender to guaranty the Credit Party Obligations.

                  "Fixed Asset Value" means, as of any date of determination and without duplication, the lower of the aggregate net book value (based on a FIFO or a moving average cost valuation, consistently applied) or fair market value (determined on the basis of the most recent appraisal acceptable to the Agent) of all equipment and fixtures plus the quick sale value of the real estate value (determined on the basis of the most recent appraisal acceptable to the Agent) less appropriate reserves determined in accordance with Generally Accepted Accounting Principles, but excluding in any event (i) any such asset which is (a) not subject to a perfected, first priority Lien in favor of the Agent to secure the Credit Party Obligations or (b) subject to any other Lien not permitted hereunder, (ii) any such asset which is not in good condition or fails to meet standards for sale or use imposed by governmental agencies, departments or divisions having regulatory authority over such assets, (iii) any such asset located outside of the United States, (iv) any such asset which is leased or on consignment, and (v) any such asset which fails to meet such other specifications and requirements as may from time to time be established by the Agent in its reasonable discretion;

                  "Fourth Amendment" means that certain Fourth Amendment and Forbearance Agreement dated as of August 13, 2002 among the Credit Parties, Glass Holdings, BGF Services, the Lenders and the Agent.

                  "Fourth Amendment Contribution" means the payment made by Glass Holdings to the Borrower in respect of the Glass Holdings Note in an amount resulting in Net Cash Proceeds to the Borrower of no less than $5,000,000 and no more than $7,000,000 in partial satisfaction of the conditions precedent to the Fourth Amendment.

                  "Fourth Amendment Debt Issuance" means the loan made by Glass Holdings to the Borrower in an amount not to exceed $5,000,000 resulting in Net Cash Proceeds to the Borrower of no less than $5,000,000 made in partial satisfaction of the conditions precedent to the Fourth Amendment; provided, however, that the loan is made (i) on an unsecured basis, (ii) with a maturity date no earlier than May 31, 2003, (iii) with an interest rate no greater than fifteen percent (15%) (including default pricing) to be payable quarterly (or in less frequent intervals) in arrears, (iv) without any term constituting a prepayment prohibition, penalty or fee, (v) with a payment schedule providing for no principal amortization until maturity and (vi) without any origination fee or other fee, paid at closing, deferred or otherwise.

                  "Fourth Amendment Effective Date" means the date whereby every condition precedent listed in Fourth Amendment has been satisfied or otherwise waived by each party entitled to performance.

                  "GHC Guaranty" means that certain unconditional and unlimited guaranty agreement dated as of August 13, 2002 executed by Glass Holdings in favor of the Agent for the benefit of the Lender to guaranty the Credit Party Obligations.

                  "Revolving Borrowing Base" means

                           (a) as to the Revolving Loans, the following amount calculated as follows:

                                    (1)    an amount equal to eighty five
                           percent (85%) of Eligible Accounts Receivable; plus


                                    (2)    an amount equal to forty percent
                           (40%) of Eligible Inventory until October 31, 2002 and commencing November 1, 2002, an amount equal to thirty five percent (35%) of Eligible Inventory.

                  "Revolving Cap" means $18,340,000.

                  "Second Fourth Amendment Debt Issuance" means a combination of
         (x) one or more loans in the aggregate amount of $500,000 made by Glass Holdings to the Borrower and (y) payments in the aggregate amount of $500,000 made by Glass Holdings to the Borrower in respect of the Glass Holdings Note, resulting in Net Cash Proceeds to the Borrower of no less than $1,000,000; provided, however, that any loan shall be made
         (i) on an unsecured basis, (ii) with a maturity date no earlier than May 31, 2003, (iii) with an interest rate no greater than fifteen percent (15%) (including default pricing) to be payable quarterly (or in less frequent intervals) in arrears, (iv) without any term constituting a prepayment prohibition, penalty or fee, (v) with a payment schedule providing for no principal amortization until maturity and (vi) without any origination fee or other fee, paid at closing, deferred or otherwise.

                  "Term Borrowing Base" means as to the Term Loans, the following amount calculated as the lesser of (i) 75% of Fixed Asset Value and (ii) $3,000,000.

         Subpart 3.4 Amendment to Section 2.1 Section 2.1 of the Existing Credit Agreement is amended and restated in its entirety to read as follows:

                  Section 2.1       Revolving Loans.

                  (a) Revolving Commitment. During the Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Revolving Loans") to the Borrower from time to time for the purposes hereinafter set forth; provided, however, that (i) with regard to each Lender individually, the sum of such Lender's share of outstanding Revolving Loans plus such Lender's Revolving Commitment Percentage of Swingline Loans plus such Lender's LOC Commitment Percentage of LOC Obligations shall not exceed such Lender's Revolving Commitment Percentage of the lesser of (A) the aggregate Revolving Committed Amount and (B) the Revolving Borrowing Base, and (ii) with regard to the Lenders collectively, the sum of the aggregate amount of outstanding Revolving Loans plus Swingline Loans plus LOC Obligations shall not exceed the lesser of (A) the Revolving Committed Amount then in effect, (B) the Revolving Borrowing Base, (C) the Revolving Cap, and (D) the Aggregate Committed Amount. For purposes hereof, the aggregate amount available hereunder shall be TWENTY-ONE Million DOLLARS ($21,000,000) (as such aggregate maximum amount may be reduced from time to time as provided in Section 2.6, the "Revolving Committed Amount"). Revolving Loans may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof. LIBOR Rate Loans shall be made by each Lender at its LIBOR Lending Office and Alternate Base Rate Loans at its Domestic Lending Office.

         Subpart 3.5 Amendment to Section 2.2 Section 2.2 of the Existing Credit Agreement is amended and restated in its entirety to read as follows:

                  Section 2.2       Term Loan.

                  (a) Term Loan. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, as of the Fourth Amendment Effective Date, a portion of the heretofore Revolving Loans shall be converted to a Term Loan as described below. Each Lender severally has made available to the Borrower such Lender's Term Loan Commitment Percentage of a term loan in Dollars (the "Term Loan") provided, however, that with regard to the Lenders collectively, the sum of the aggregate amount of outstanding Term Loans shall not exceed the lesser of (A) the Term Committed Amount then in effect, (B) the Term Borrowing Base and (C) the Aggregate Committed Amount. For purposes hereof, the aggregate amount made available hereunder was THREE MILLION DOLLARS ($3,000,000) (the "Term Committed Amount") for the purposes hereinafter set forth. The Term Loan may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Borrower may request. Amounts repaid on the Term Loan may not be reborrowed and shall automatically reduce the Term Committed Amount by the amount of the repayment. LIBOR Rate Loans shall be made by each Lender at its LIBOR Lending Office and Alternate Base Rate Loans at its Domestic Lending Office.

                  (b) Repayment of Term Loan. The Term Loan shall be repaid according to the following schedule (each such payment, a "Principal Amortization Payment"):

                           Payment Date                    Payment Amount

                           August 15, 2002                 $550,000

                           August 31, 2002                 $444,444

                           September 30, 2002              $444,444

                           October 31, 2002                $444,444

                           November 30, 2002               $444,444

                           December 31, 2002               $444,444

                           January 31, 2003                The remaining
                                                           outstanding balance
                                                           of the Term Loan.


                  (c) Interest. Subject to the provisions of Section 2.9, Term Loans shall bear interest at a per annum rate equal to the sum of the Alternate Base Rate plus the Applicable Percentage; and Interest on Term Loans shall be payable in arrears on each Interest Payment Date.

                  (e) Term Notes. Each Lender's Term Loan Commitment Percentage of the Term Loan outstanding as of the Closing Date shall be evidenced by a duly executed promissory note of the Borrower to such Lender in substantially the form of Schedule 2.2(d).

         Subpart 3.6 Amendment to Section 2.3(a) Section 2.3(a) of the Existing Credit Agreement is amended and restated in its entirety to read as follows:

                  (a) Swingline Commitment. During the Commitment Period, subject to the terms and conditions hereof, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans to the Borrower (each a "Swingline Loan" and, collectively, the "Swingline Loans") for the purposes hereinafter set forth; provided, however, (i) the aggregate amount of Swingline Loans outstanding at any time shall not exceed FIVE MILLION DOLLARS ($5,000,000) (the "Swingline Committed Amount"), and (ii) the sum of the aggregate amount of outstanding Revolving Loans plus Swingline Loans plus LOC Obligations shall not exceed the lesser of (A) the aggregate Revolving Committed Amount then in effect, (B) the Revolving Borrowing Base, (C) the Revolving Cap, and (D) the Aggregate Committed Amount. Swingline Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

         Subpart 3.7 Amendment to Section 2.4(a) The first sentence of Section 2.4(a) of the Existing Credit Agreement is amended and restated in its entirety to read as follows:

                  Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require, during the Commitment Period the Issuing Lender shall issue, and the Lenders shall participate in, Letters of Credit for the account of the Borrower from time to time upon request in a form acceptable to the Issuing Lender; provided, however, that (i) the aggregate amount of LOC Obligations shall not at any time exceed TWO MILLION DOLLARS ($2,000,000) (the "LOC Committed Amount"), (ii) the sum of the aggregate amount of Revolving Loans plus Swingline Loans plus LOC Obligations shall not at any time exceed the lesser of (A) the aggregate Revolving Committed Amount then in effect, (B) the Revolving Borrowing Base, (C) the Revolving Cap, and (D) the Aggregate Committed Amount; (iii) all Letters of Credit shall be denominated in U.S. Dollars and (iv) Letters of Credit shall be issued for the purpose of supporting tax-advantaged variable rate demand note financing and for other lawful corporate purposes and may be issued as standby letters of credit, including in connection with workers' compensation and other insurance programs, and trade letters of credit.

         Subpart 3.8 Amendment to Section 2.6 Section 2.6 of the Existing Credit Agreement is amended and restated in its entirety to read as follows:

                  Section 2.6       Commitment Reductions.

                  (a) Voluntary Reductions. The Borrower shall have the right to terminate or permanently reduce the unused portion of the Revolving Committed Amount at any time or from time to time upon not less than three Business Days' prior notice to the Agent (which shall notify the Lenders thereof as soon as practicable) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction which shall be in a minimum amount of $500,000 or a whole multiple of $500,000 in excess thereof and shall be irrevocable and effective upon receipt by the Agent, provided that no such reduction or termination shall be permitted if after giving effect thereto, and to any prepayments of the Revolving Loans made on the effective date thereof, the sum of the then outstanding aggregate principal amount of the Revolving Loans plus Swingline Loans plus LOC Obligations would exceed either (i) the Revolving Committed Amount then in effect or (ii) the Aggregate Committed Amount then in effect.

                  (b)      Mandatory Reductions.

                           (i) On any date that the Revolving Loans are required
                  to be prepaid pursuant to the terms of Section 2.7(b)(iii),
                  (iv), (v), (vi) and (vii), the Revolving Committed Amount and the Revolving Cap shall be automatically and permanently reduced by the amount of such required prepayment and/or reduction to the extent that such prepayment is applied to Revolving Loans or to cash collateralize LOC Obligations.

                           (ii) Commencing August 31, 2002, the Aggregate
                  Commitment Amount shall be automatically and permanently reduced by $1,500,000 on the last calendar day of each month until such time as the Term Loan has been reduced to zero Dollars ($0). Thereafter, the Aggregate Commitment Amount shall be automatically and permanently reduced by $2,000,000 on the last calendar day of each month (with the commitment reduction for March 2003 occurring on March 30, 2003). The foregoing mandatory reduction amounts shall hereinafter be referred to as the "Scheduled Loan Commitment Reductions." The Scheduled Loan Commitment Reductions shall first reduce the Term Committed Amount and, after the Term Committed Amount has been reduced to zero Dollars ($0), then such Scheduled Loan Commitment Reductions shall reduce the Revolving Committed Amount (with any reduction in the Revolving Committed Amount also resulting in a corresponding reduction in the same amount in the Revolving Cap). Any amounts required to be prepaid on the Term Loan pursuant to the terms of Section 2.7(b) (iii),
                  (iv), (v), (vi), and (vii) may be credited to the Scheduled Loan Commitment Reduction in the direct order of their occurrence and, after the Term Committed Amount has been reduced to zero Dollars ($0), any amounts required to be prepaid on the Revolving Loans pursuant to the terms of
                  Section 2.7(b)(iii), (iv), (v), (vi) and (vii), may be credited to the to the Scheduled Loan Commitment Reduction in the direct order of their occurrence in the amount that such payment permanently reduced the Revolving Cap pursuant to
                  Section 2.6(b)(i). Without duplication, any Principal Amortization Payments made on or after August 31, 2002, shall be credited to the Scheduled Loan Commitment Reductions in the direct order of their occurrence.

                  (c) Revolving Commitment Termination Date. The Revolving Commitment, the LOC Commitment and the Swingline Commitment shall automatically terminate on the Revolving Commitment Termination Date.

                  (d) Term Loan Commitment Termination Date. The Term Loan Commitment shall terminate on January 31, 2003.

         Subpart 3.9 Amendment to Section 2.7 Section 2.7 of the Existing Credit Agreement is amended and restated in its entirety to read as follows:

                  Section 2.7       Prepayments.

                  (a) Optional Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time; provided, however, that each partial prepayment of Revolving Loans and Term Loans shall be in a minimum principal amount of $500,000 and integral multiples of $100,000 in excess thereof and each prepayment of Swingline Loans shall be in a minimum principal amount of $100,000 (or if the outstanding principal balance of the Swingline Loans is less than $100,000, such lesser amount) and integral multiples of $100,000 in excess thereof. The Borrower shall give three Business Days' irrevocable notice in the case of LIBOR Rate Loans and one Business Day's irrevocable notice in the case of Alternate Base Rate Loans, to the Agent (which shall notify the Lenders thereof as soon as practicable). Subject to the foregoing terms, amounts prepaid under this Section 2.7(a) shall be applied as the Borrower may elect; provided that if the Borrower fails to specify the application of an optional prepayment then such prepayment shall be applied first to Revolving Loans and then pro rata to the remaining principal installments of the Term Loans, in each case first to Alternate Base Rate Loans and then to LIBOR Rate Loans in direct order of Interest Period maturities. All prepayments under this Section 2.7(a) shall be subject to Section 2.17, but otherwise without premium or penalty. Interest on the principal amount prepaid shall be payable on the next occurring Interest Payment Date that would have occurred had such loan not been prepaid or, at the request of the Agent, interest on the principal amount prepaid shall be payable on any date that a prepayment is made hereunder through the date of prepayment. Amounts prepaid on the Swingline Loan and the Revolving Loans may be reborrowed in accordance with the terms hereof. Amounts prepaid on the Term Loans may not be reborrowed.

                  (b)      Mandatory Prepayments.

                           (i) Revolving Committed Amount. If at any time the sum of the aggregate principal amount of outstanding Revolving Loans plus Swingline Loans plus LOC Obligations shall exceed the lesser of (A) the Revolving Committed Amount,
                  (B) the Revolving Cap, (C) the Aggregate Commitment Amount, or
                  (D) the Revolving Borrowing Base in each case, then in effect, the Borrower immediately shall prepay the Revolving Loans and (after all Revolving Loans have been repaid) cash collateralize the LOC Obligations, in an amount sufficient to eliminate such excess.

                           (ii) Term Committed Amount. If at any time the sum of the aggregate principal amount of outstanding Term Loans shall exceed the lesser of (A) the aggregate Term Committed Amount, (B) the Term Borrowing Base, in each case, then in effect, the Borrower immediately shall prepay the Term Loans in an amount sufficient to eliminate such excess.

                           (iii) Excess Cash Flow. Commencing with the fiscal year ending December 31, 2002, the Borrower shall prepay the Term Loans in an amount equal to (x) one hundred percent (100%) of the Excess Cash Flow earned during such prior fiscal year less (y) the amount of any optional prepayments of the Term Loans or (to the extent accompanied by a permanent reduction in the Revolving Committed Amount) the Revolving Loans during such prior fiscal year. Any payments of Excess Cash Flow shall be applied as set forth in clause (viii) below.

                           (iv) Asset Dispositions. Upon any Asset Disposition, the Borrower shall prepay the Loans in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds derived from such Asset Disposition (such prepayment to be applied as set forth in clause (viii) below); provided that the Borrower may hold Net Cash Proceeds of Asset Dispositions until such time as the amount of such proceeds exceeds, in the aggregate, $10,000.

            (v) Debt Issuances. Immediately upon receipt by any Credit Party of proceeds from any Debt Issuance (other than the issuance of the Subordinated Debt except as provided in the definition thereof), the Borrower shall prepay the Loans in an aggregate amount equal to one-hundred percent (100%) of the Net Cash Proceeds of such Debt Issuance to the Lenders (such prepayment to be applied as set forth in clause (viii) below).

            (vi) Issuances of Equity. Immediately upon receipt by a Credit Party of proceeds from any Equity Issuance, the Borrower shall prepay the Loans in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds of such Equity Issuance (such prepayment to be applied as set forth in clause (viii) below).

            (vii) Recovery Event. To the extent of cash proceeds received in connection with a Recovery Event, the Borrower shall prepay the Loans in an aggregate amount equal to one-hundred percent (100%) of such cash proceeds to the Lenders to the extent such cash proceeds are not used (A) to repair such damaged assets within 180 days after receipt of such cash proceeds or property or (B) to purchase or otherwise acquire replacement assets or property, provided that such purchase or acquisition is committed within 180 days after receipt of such cash proceeds and consummated within 270 days thereof (or such shorter period as specified in the Subordinated Debt Documentation) (such prepayment to be applied as set forth in clause (viii) below). Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuation of an Event of Default, the Required Lenders shall have the option to require such cash proceeds to be applied immediately to prepay the Loans in accordance with clause (viii) below.

            (viii) Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 2.7(b) shall be applied as follows: (A) with respect to all amounts prepaid pursuant to Section 2.7(b)(i), to Revolving Loans and (after all Revolving Loans have been repaid) to a cash collateral account in respect of LOC Obligations, (B) with respect to all amounts prepaid pursuant to Sections 2.7(b)(ii) to the Term Loan (to the Principal Amortization Payments in the inverse order of their maturities) and (C) with respect to all amounts prepaid pursuant to Sections 2.7(b)(iii) through (vii), (1) first to the Term Loan (to the Principal Amortization Payments in the inverse order of their maturities), and (2) second to the Revolving Loans and (after all Revolving Loans have been repaid) to a cash collateral account in respect of LOC Obligations. Within the parameters of the applications set forth above, prepayments shall be applied first to Alternate Base Rate Loans and then to LIBOR Rate Loans in direct order of Interest Period maturities. All prepayments under this
     Section 2.7(b) shall be subject to Section

            2.17 and be accompanied by interest on the principal amount prepaid through the date of prepayment.

     Subpart 3.10 Amendment to Section 5.1(e). Section 5.1(e) of the Existing Credit Agreement is amended and restated in its entirety to read as follows:

            (e) Borrowing Base Certificate. Daily, a Borrowing Base Certificate, duly completed and certified by the Company's chief executive officer or chief financial officer, detailing the Borrower's (i) Eligible Accounts Receivable as of the close of business of the immediately preceding Business Day, (ii) Eligible Inventory as of the close of business of the last Business Day of the preceding calendar week and (iii) Fixed Asset Value as of the close of business of the immediately preceding Business Day; provided, however, it is understood and agreed that in reporting and calculating Eligible Accounts Receivable and Eligible Inventory, the reporting and calculation of ineligible Inventory need only be current through the last day of the preceding calendar month and the reporting and calculation of ineligible Accounts Receivable need only be current through the last day of the preceding calendar week. Notwithstanding the foregoing, the Borrower shall immediately report to the Agent any event or occurrence that increases the amount of ineligible Inventory by $100,000 or more and provide a Borrowing Base Certificate reflecting such event or occurrence. The Agent shall rely on each Borrowing Base Certificate delivered hereunder as accurately setting forth the available Revolving Borrowing Base and Term Borrowing Base for all purposes of this Agreement until such time as a new Borrowing Base Certificate is delivered to the Agent in accordance herewith.

     Subpart 3.11 Amendment to Section 5.2. Section 5.2 of the Existing Credit Agreement is amended by adding the new subsections (h), (i), and (j) to read as follows:

            (h) Commencing on the Fourth Amendment Effective Date and on the third Business Day of each week thereafter, a 13 week forecast of cash flows setting forth projected cash disbursements and cash receipts for the Borrower and the Guarantors on a consolidated basis prepared with the assistance and input of their advisor, Realization Services, Inc. (or another advisor acceptable to the Agent), and in a form reasonably acceptable to the Agent (the "Cash Flow Forecast").

            (i) Commencing on the date seven days after the Fourth Amendment Effective Date and on the third Business Day of each week thereafter, a reconciliation of the most recently provided Cash Flow Forecast for the prior week against actual cash flows for the prior week, prepared with the assistance and input of their advisor, Realization Services, Inc. (or another advisor acceptable to the Agent), and in a form reasonably acceptable to the Agent.

            (j) Commencing August 30, 2002 and on the third Business Day of each week thereafter, Borrower will deliver a written report (the "Cumulative Report") to the Agent that (i) summarizes new developments, opportunities and significant occurrences in the Borrower's business for the prior week,
     (ii) details any increase or decrease in credit exposure or liability of the Borrower to third parties or from third parties to the Borrower,

         (iii) summarizes and compares the Borrower's performance through the end of the prior calendar week to that certain business plan dated as of August 13, 2002, delivered to the Agent and the Lenders (the "Plan"). The chief financial officer of the Borrower and, as necessary, the Borrower's consultants and professionals shall be available weekly to discuss the Borrower's financial performance and operational issues.

         Subpart 3.12 Amendment to Section 5.6. Section 5.6 of the Existing Credit Agreement is amended and restated in its entirety to read as follows:

            Section 5.6 Inspection of Property; Books and Records; Discussions.

            Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities; and permit, during regular business hours and upon reasonable notice by the Agent or any Lender, the Agent or any Lender to visit and inspect any of its properties or the Collateral and examine and make abstracts from any of its books and records (other than materials protected by the attorney-client privilege and materials which the Borrower may not disclose without violation of a confidentiality obligation binding upon it) at any reasonable time and as often as may reasonably be desired, subject to the rights of tenants in possession of all or a portion of the Mortgaged Properties pursuant to leases or other occupancy agreements permitted by hereunder, and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants. Upon the request of the Required Lenders, the Agent, on behalf of the Lenders, may conduct (or engage a third-party to conduct) a field exam or other appraisal of the Collateral, at the Borrower's expense, and the Credit Parties shall provide reasonable access to all business records and appropriate employees, accountants and auditors of the Credit Parties to such field exam. There shall be no limit on the number of field exams or personal property appraisals conducted in accordance with this section; however, there shall be no more than two appraisals of real property Collateral during any 12 month period.

     Subpart 3.13 Amendment to Sections 5.9(b), 5.9(c) and 5.9(e). Sections 5.9(b), 5.9(c) and 5.9(e)of the Existing Credit Agreement are amended and restated in their entirety to read as follows:

            (b) Consolidated Net Worth. As of the end of any fiscal quarter, commencing with the fiscal quarter ending September 30, 2002, Consolidated Net Worth of the Borrower and its Subsidiaries shall be greater than or equal to (i) negative $95,000,000 plus (ii) 50% of cumulative quarterly Consolidated Net Income beginning with the fiscal quarter ended December 31, 2002 (without deduction for any quarterly losses) plus (iii) 100% of the Net Cash Proceeds received by the Borrower or any of its Subsidiaries of any Equity Issuance by the Borrower or any of its Subsidiaries subsequent to the Third Amendment Effective Date.

               (c) Interest Coverage Ratio. The Interest Coverage Ratio as of the last day of each fiscal quarter of the Credit Parties shall be greater than or equal to:

---------------------------------------------------------------------------------------
         Fiscal Year     March 31         June 30         September 30      December 31
---------------------------------------------------------------------------------------
         2001                                             1.00 to 1.0       1.00 to 1.0
---------------------------------------------------------------------------------------
         2002          0.95 to 1.0      0.90 to 1.0                --                --
---------------------------------------------------------------------------------------
         2003          1.70 to 1.0      1.95 to 1.0
---------------------------------------------------------------------------------------


                                       ***


               (e) Senior Leverage Ratio. The Senior Leverage Ratio as of the last day of each fiscal quarter of the Credit Parties shall be less than or equal to:

---------------------------------------------------------------------------------------
         Fiscal Year     March 31         June 30         September 30      December 31
---------------------------------------------------------------------------------------
         2001                                             2.00 to 1.0       2.00 to 1.0
---------------------------------------------------------------------------------------
         2002          2.20 to 1.0      2.20 to 1.0                -                  -
---------------------------------------------------------------------------------------
         2003                    -                -
---------------------------------------------------------------------------------------


         Subpart 3.11 Amendment to Section 5.9. Section 5.9 of the Existing Credit Agreement is amended by adding a new subsections (g) to read as follows:

               (g) Collections. During each 75 calendar day period, Borrower shall receive payments on Accounts generated in the ordinary course in an aggregate amount equal to the outstanding balance of the Obligations on the last day of such period.

         Subpart 3.14 New Section 5.15. A new Section 5.15 is added to the Existing Credit Agreement to read as follows:

               Section 5.15      Bank Accounts.

               The Credit Parties shall (i) maintain all of their bank accounts and cash deposits of any kind (including all Cash Equivalents) with the Agent or (ii) to the extent not with the Agent, only with such financial institutions from whom the Credit Parties have procured tri-party agency agreements, in form acceptable to the Agent, among the applicable Credit Party, the Agent and such third-party financial institution whereby such accounts are pledged to the Agent for the benefit of the Lenders.

         Subpart 3.15 New Section 5.16. A new Section 5.16 is added to the Existing Credit Agreement to read as follows:

                  Section 5.16 Consultant.

                  The Borrower shall retain a financial advisor reasonably acceptable to the Agent to assist in managing or advising the Borrower in connection with the restructure or refinancing of its funded indebtedness, the evaluation of its strategic alternatives and its negotiations with its creditors; provided, however (i) the Agent shall approve the terms of any engagement of any such Advisor and (ii) the advisor shall be authorized to discuss with the Agent and the Lenders any and all matters regarding its engagement.

         Subpart 3.16 Amendment to Section 6.1. Section 6.1 of the Existing Credit Agreement is amended by deleting the period at the end of subsection (l), adding an ";" at the end of subsection (l) and adding a new subsection (m) and subsection (n) to read as follows:

                  (m) the Fourth Amendment Debt Issuance; and

                  (n) the Second Fourth Amendment Debt Issuance.

         Subpart 3.17 Amendment to Section 6.3. Section 6.3 of the Existing Credit Agreement is amended and restated in its entirety to read as follows:

                  Section 6.3 Guaranty Obligations.

                  The Borrower will not, nor will it permit any Subsidiary to, enter into or otherwise become or be liable in respect of any Guaranty Obligations (excluding specifically therefrom endorsements in the ordinary course of business of negotiable instruments for deposit or collection) other than (i) those in favor of the Lenders in connection herewith and (ii) Guaranty Obligations by the Borrower or its Subsidiaries of Indebtedness and other obligations referred to in and permitted under Section 6.1 to the extent such Guaranty Obligations were incurred on or before June 30, 2002.

         Subpart 3.18 Amendment to Section 7.1(c). Section 7.1(c) of the Existing Credit Agreement is amended and restated in its entirety to read as follows:

                  (c) (i) Any Credit Party shall fail to perform, comply with or observe any term, covenant or agreement applicable to it contained in
         Section 5.7(a), Section 5.9 or Article VI hereof ; or (ii) any Credit Party shall fail to comply with any other covenant, contained in this Agreement or the other Credit Documents or any other agreement, document or instrument among any Credit Party, the Agent and the Lenders or executed by any Credit Party in favor of the Agent or the Lenders (other than as described in Sections 7.1(a) or 7.1(c)(i) above), and in the event such breach or failure to comply is capable of cure, is not cured within ten (10) days of its occurrence; or

         Subpart 3.19 Amendment to Section 7.1(d). Section 7.1(d) of the Existing Credit Agreement is amended and restated in its entirety to read as follows:

                  (d) The Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest on (A) the Subordinated Debt, or (B) any Indebtedness (other than the Notes or the Subordinated
         Debt) in a principal amount outstanding of at least $100,000 in the aggregate for the Borrower and any of its Subsidiaries beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness was created; or
         (ii) default in the observance or performance of any other agreement or condition relating to (A) the Subordinated Debt or (B) any Indebtedness (other than the Notes or the Subordinated Debt) in a principal amount outstanding of at least $100,000 in the aggregate for the Borrower and its Subsidiaries or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to bear interest (or fees) at a higher level than existed prior to the default; or

         Subpart 3.20 Restatement of Schedule 2.1(a). Schedule 2.1(a) to the Existing Credit Agreement is amended and restated in its entirety in the form of
Schedule 2.1(a) attached hereto.

                                     PART IV
                           CONDITIONS TO EFFECTIVENESS

         Subpart 4.1 Effective Date. This Amendment shall be and become effective on the date (the "Fourth Amendment Effective Date") when all of the conditions set forth in this Part IV shall have been satisfied (or waived by each party entitled to performance).

         Subpart 4.2 Execution and Delivery of Documents. The Agent shall have received counterparts of this Amendment that have been duly executed on behalf of each of the Borrower, the Guarantors and the Required Lenders.

         Subpart 4.3 Fourth Amendment Contribution. Glass Holdings shall have contributed to the Borrower the Fourth Amendment Contribution. Notwithstanding any term of the Existing Credit Agreement or other Credit Documents to the contrary, $5,250,000 of the Net Cash Proceeds of the Fourth Amendment Contribution shall be applied to satisfy the payment of the interest in owed to the Subordinated Debt on or about July 15, 2002 and the balance of the Net Cash Proceeds of the Fourth Amendment Contribution may be retained by the Borrower.

         Subpart 4.4 Subordinated Debt. The Borrower shall have (i) paid in full the interest owed to the Subordinated Debt on or about July 15, 2002 and (ii) cured all defaults arising from the nonpayment of the interest owed to the Subordinated Debt on or about July 15, 2002.

         Subpart 4.5 Fourth Amendment Debt Issuance. The Borrower shall have received from Glass Holdings the Net Cash Proceeds of the Fourth Amendment Debt Issuance. Notwithstanding Section 2.7(b)(v) of the Existing Credit Agreement, on the Fourth Amendment

         Effective Date, the Net Cash Proceeds of the Fourth Amendment Debt Issuance shall be applied to the Loans.

         Subpart 4.7 Glass Holdings Guaranty. The Borrower shall have caused Glass Holdings to provide an unlimited and unconditional guaranty of the Credit Party Obligations, in form and substance reasonable to the Agent.

         Subpart 4.8 BGF Services Guaranty. The Borrower shall have caused BGF Services to provide an unlimited and unconditional guaranty of the Credit Party Obligations, in form and substance reasonable to the Agent.

         Subpart 4.9 Financial Reporting. The Agent shall have received all financial information required pursuant to Section 5.1 of the Existing Credit Agreement for the period ending June 30, 2002, in form and substance reasonably satisfactory to the Agent.

         Subpart 4.10  Fees and Expenses.

                  (a) Forbearance Fee. The Borrower shall have paid to each Lender a forbearance fee equal to one percent (1%) of the Revolving Commitment and Term Loan Commitment for such Lender after giving effect to the reductions in the Revolving Commitments resulting from this Amendment.

                  (b) Reimbursement of Agent's Fees and Expenses. The Borrower shall have reimbursed the Agent for the reasonable legal fees and expenses of Moore & Van Allen, PLLC, counsel to the Agent, incurred in connection with the administration of the Existing Credit Agreement and the negotiation and documentation of this Amendment.

         Subpart 4.11 Authority. The Agent shall have received certified resolutions (and such other documents reasonably requested by the Agent) demonstrating that the transactions contemplated by this Amendment are authorized and approved by each of the Credit Parties and Glass Holdings and BGF Services.

         Subpart 4.12 Legal Opinion. The Agent shall have received a legal opinion from counsel to the Credit Parties, Glass Holdings, and BGF Services in form and substance acceptable to the Agent and addressed to the Agent on behalf of the Lenders, and each of their successors and assigns.

         Subpart 4.14 Other Items. The Agent shall have received such other documents, agreements or information that may be reasonably requested by the Agent or as may be expressly agreed to between the Borrower and the Agent.

                                     PART V
                            MISCELLANEOUS PROVISIONS

         Subpart 5.1 Perfection Certificate. On or before August 31, 2002, the Credit Parties shall have provided a completed perfection certificate to the Agent in a form reasonably acceptable to the Agent.

         Subpart 5.2 Borrowing Base Certificate. The borrowing base certificate used by the Borrower is hereby amended and replaced by the form of borrowing base certificate attached hereto as Exhibit A.

         Subpart 5.3 Default Rate Interest. From and after the Fourth Amendment Effective Date, the Default Rate set forth in Section 2.9 of the Amended Credit Agreement shall apply.

         Subpart 5.4 Limitation on Loans. Notwithstanding any provision of this Amendment or of any other Credit Document to the contrary, the Borrower shall not be entitled to request, and the Agent and the Lenders shall have no obligations to make or issue, any Revolving Loans or other extensions of credit; provided, however, absent the occurrence of a Forbearance Termination Event, the Borrower shall be entitled to request Letters of Credit and the Lenders shall be obligated to provide such Letters of Credit in accordance with Section 2.4(a) of the Amended Credit Agreement.

         Subpart 5.5 New Collateral: On or before August 30, 2002, the Borrower shall have caused BGF Services to execute and deliver a Mortgage Instrument in favor of the Agent for the benefit of the Lenders encumbering its real property and improvements located at 20 Elm Ridge Lane, Greensboro, North Carolina to secure its obligations under the BGF Services Guaranty and to otherwise secure the Credit Party Obligations and such other ancillary documentation as is required by the Agent in connection therewith including without limitation a title insurance policy in favor of the Agent for the benefit of the Lenders and an opinion of counsel to BGF Services in form and substance reasonably satisfactory to the Agent.

         Subpart 5.6 LIBOR Rate Loans. From and after the Fourth Amendment Effective Date, the Borrower shall be not be entitled to continue existing LIBOR Rate Loans or convert Base Rate Loans to LIBOR Rate Loans.

         Subpart 5.7 Exit Fee. In consideration of the accommodations made in connection with this Fourth Amendment, the Lenders shall earn a fee on the Fourth Amendment Effective Date in the amount of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000) (the "Exit Fee"). On December 31, 2002, $250,000 of the Exit Fee shall be immediately due and payable to the Agent for the ratable benefit of the Lenders with the balance immediately due and payable on March 31, 2003. It is understood and agreed that (A) if (i) a Forbearance Termination Event has not occurred and (ii) the Borrower has permanently and indefeasibly reduced the principal balance of the Obligations in full on or before December 31, 2002, the Lenders shall waive $1,500,000 of the Exit Fee, including the $250,000 payment required on December 31, 2002 and (B) if (i) a Forbearance Termination Event has not occurred and (ii) the Borrower has permanently and indefeasibly reduced the principal balance of the Obligations in full on or before March 31, 2003, the Lenders shall waive $1,250,000 of the Exit Fee. Notwithstanding the foregoing, the entire Exit Fee (or to the extent a partial payment has been made or a portion of the Exit Fee has been waived as provided herein, the balance of the Exit Fee) shall be immediately due and payable to the Agent for the ratable benefit of the Lenders upon the earlier to occur of (i) acceleration of the unpaid principal and any accrued interest in respect of all Loans or (ii) a Forbearance Termination Event.

         Subpart 5.8 Payment Block. The Borrower shall use its commercially reasonable efforts to obtain, and provide the Agent evidence reasonably satisfactory to it (including without limitation, a legal opinion of counsel to the Borrower) of, a reinstatement of the ability of the Lenders to assert a payment block in accordance with Sections 10.3 and 12.3 of the indenture for the Subordinated Debt with respect to that certain interest payment due and payable on the Subordinated Debt on January 15, 2003.

         Subpart 5.9 No Waiver. Nothing herein is or shall be construed to be a waiver of the Acknowledged Events of Default or any other Default or Event of Default that may exist under the Credit Documents.

         Subpart 5.10 Representations and Warranties. The Credit Parties hereby represent and warrant to the Agent and the Lenders that, after giving effect to this Amendment, (a) no Default or Event of Default exists under the Amended Credit Agreement or any of the other Credit Documents except the Acknowledged Events of Default, (b) the representations and warranties set forth in Article III of the Amended Credit Agreement (excluding those contained in Sections 3.1, 3.2, 3.5 and 3.17) are, subject to the limitations set forth therein, true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date), and (c) the Security Documents continue to create a valid security interest in, and Liens upon, the Collateral, which security interests and Liens are perfected in accordance with the terms of the Security Documents.

         Subpart 5.11 Ratification of Credit Agreement. The term "Credit Agreement", as used in each of the Credit Documents, shall hereafter mean the Amended Credit Agreement. Except as herein specifically amended (or expressly waived), the Amended Credit Agreement is hereby expressly ratified and confirmed and shall remain in full force and effect according to its terms. Each of the Borrower, the Guarantors and Glass Holdings acknowledges and consents to the modifications set forth herein and agrees that this Amendment does not impair, reduce or limit any of their obligations under the Credit Documents and that, after the Fourth Amendment Effective Date, this Amendment shall constitute a Credit Document. Notwithstanding anything herein to the contrary and without limiting the foregoing, each of the Guarantors reaffirm their guaranty obligations set forth in the Amended Credit Agreement.

         Subpart 5.12 Authority/Enforceability. Each of the Credit Parties represents and warrants as follows:

            (a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

            (b) This Amendment has been duly executed and delivered by such Person and constitutes such Person's legal, valid, and binding obligations, enforceable in accordance with its terms except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

            (c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment except those which have been obtained.

            (d) The execution and delivery of this Amendment does not (i) violate, contravene or conflict with any provision of its, or its Subsidiaries' organizational documents, (ii) materially violate, contravene or conflict with any Requirement of Law or any other law, regulation (including, without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it or any of its Subsidiaries or (iii) violate, contravene or conflict with contractual provisions of, or cause an event of default under any other indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it, or to which any of its Subsidiaries, is a party or by which it, or by which any of its Subsidiaries, may be bound, the violation of which any agreement in this sub-clause (iii) would be reasonably expected to have a Material Adverse Effect.

         Subpart 5.13 RELEASE. IN CONSIDERATION OF ENTERING INTO THIS AMENDMENT, EACH OF THE CREDIT PARTIES, BGF SERVICES AND GLASS HOLDINGS RELEASES THE AGENT, THE LENDERS, AND THE AGENT'S AND EACH OF THE LENDERS' RESPECTIVE AFFILIATES, SUBSIDIARIES, OFFICERS, EMPLOYEES, REPRESENTATIVES, AGENTS, COUNSEL AND DIRECTORS FROM ANY AND ALL ACTIONS, CAUSES OF ACTION, CLAIMS, DEMANDS, DAMAGES AND LIABILITIES OF WHATEVER KIND OR NATURE, IN LAW OR IN EQUITY, RELATING TO THE EXISTING CREDIT AGREEMENT, THIS AMENDMENT, THE LOANS OR ANY OF THE OTHER CREDIT DOCUMENTS, NOW KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED TO THE EXTENT THAT ANY OF THE FOREGOING ARISES FROM ANY ACTION OR FAILURE TO ACT ON OR PRIOR TO THE DATE HEREOF.

         Subpart 5.14 Entirety. This Amendment, the Amended Credit Agreement and the other Credit Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. The Credit Documents represent the final agreement of the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

         Subpart 5.15 Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts by telecopy shall be effective as an original and shall constitute a representation that an original will be delivered.

         Subpart 5.16 GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.

                             [SIGNATURES TO FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered in Charlotte, North Carolina by its proper and duly authorized officers as of the day and year first above written.

BORROWER:                BGF INDUSTRIES, INC., a Delaware corporation


                         By:__________________________________________________
                         Name:________________________________________________
                         Title:_______________________________________________


GUARANTORS:              BGF SERVICES, a Delaware corporation


                         By:__________________________________________________
                         Name:________________________________________________
                         Title:_______________________________________________



                         GLASS HOLDINGS CORPORATION, a
                         Delaware corporation

                         By:__________________________________________________
                         Name:________________________________________________
                         Title:_______________________________________________


                             [SIGNATURES CONTINUED]

AGENT AND LENDER:                 WACHOVIA BANK, NATIONAL
                                  ASSOCIATION, individually in its capacity as a Lender and in its capacity as Agent


                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________





                             [SIGNATURES CONTINUED]

LENDERS:                    SUNTRUST BANK, ATLANTA


                            By:_________________________________________________
                            Name:_______________________________________________
                            Title:______________________________________________


                            By:_________________________________________________
                            Name:_______________________________________________
                            Title:______________________________________________


                             [SIGNATURES CONTINUED]

                                 BANK OF AMERICA, N.A. (formerly known as
                                 NationsBank, N.A.)


                                 By:____________________________________________
                                 Name:__________________________________________
                                 Title:_________________________________________



                             [SIGNATURES CONTINUED]

                               PNC BANK, N.A.


                               By:______________________________________________
                               Name:____________________________________________
                               Title:___________________________________________


                             [SIGNATURES CONTINUED]

                           GMAC COMMERCIAL CREDIT LLC


                           By:__________________________________________________
                           Name:________________________________________________
                           Title:_______________________________________________

                             [SIGNATURES CONTINUED]

                                     COMERICA BANK


                                     By:________________________________________
                                     Name:______________________________________
                                     Title:_____________________________________



                             [SIGNATURES CONTINUED]

                                         COMPAGNIE FINANCIERE DE CREDIT
                                         INDUSTRIEL ET COMMERCIAL ET
                                         DE L'UNION EUROPEENNE


                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________


                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________



                                 [SIGNATURES CONTINUED]

                                         NATEXIS BANQUE POPULAIRES


                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________


                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________



                                 [SIGNATURES CONTINUED]

                                         CREDIT LYONNAIS NEW YORK BRANCH


                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________



                                   [SIGNATURES END]

                                 Schedule 2.1(a)
                                 ---------------
                             SCHEDULE OF LENDERS AND
                             -----------------------
                                   COMMITMENTS
                                   -----------

                         Revolving         Revolving       Term           Term           LOC              LOC
                         Committed        Commitment      Committed      Commitment    Committed       Commitment
   Lender                 Amount           Percentage      Amount       Percentage      Amount          Percentage
   ------                 ------           ----------      ------        ----------     ------         ----------

Wachovia Bank,          $ 5,376,000.00    25.60000000%   $  768,000.00  25.60000000%   $  512,000.00    25.6000000%
National
Association
GMAC                    $ 2,184,000.00    10.40000000%   $  312,000.00  10.40000000%   $  208,000.00   10.40000000%
Commercial
Credit LLC
Comerica Bank           $ 2,184,000.00    10.40000000%   $  312,000.00  10.40000000%   $  208,000.00   10.40000000%
Credit Lyonnais         $ 2,184,000.00    10.40000000%   $  312,000.00  10.40000000%   $  208,000.00   10.40000000%
New York
Branch
PNC Bank, N.A.          $ 2,184,000.00    10.40000000%   $  312,000.00  10.40000000%   $  208,000.00   10.40000000%
Bank of                 $ 2,184,000.00    10.40000000%   $  312,000.00  10.40000000%   $  208,000.00   10.40000000%
America, N.A.
SunTrust Bank,          $ 2,184,000.00    10.40000000%   $  312,000.00  10.40000000%   $  208,000.00   10.40000000%
Atlanta
Compagnie               $ 1,680,000.00      8.0000000%   $  240,000.00    8.0000000%   $  160,000.00     8.0000000%
Financiere De
CIC Et De
L'Union
Europpeenne
NATEXIS                 $   840,000.00      4.0000000%   $  120,000.00    4.0000000%   $   80,000.00     4.0000000%
Banque



TOTAL                   $21,000,000.00      100.00000%   $3,000,000.00    100.00000%   $2,000,000.00     100.00000%

                             SCHEDULE OF LENDERS AND
                             -----------------------
                               COMMITMENTS CONT'D
                               ------------------

                                            Swingline                 Swingline
                                            Committed                Commitment
            Lender                           Amount                  Percentage
            ------                           ------                  ----------
Wachovia Bank, National      $5,000,000                    100.00000%
 Association







TOTAL                        $5,000,000                    100.00000%
